Exhibit 99

News Release dated July 14, 2004,
containing financial results of
The Progressive Corporation
and Subsidiaries
for the month and year-to-date period
ended June 2004

NEWS
RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440) 395-2260
http://www.progressive.com

On August 10, 2004 at 9:00 a.m. eastern time, subsequent to the posting of the Company’s Quarterly Shareholders Report online and the filing of its Form 10-Q with the SEC, the Company will hold a one-hour conference call to address questions. Visit the Company’s Web site at http://www.progressive.com/investors/events.asp to register and receive the details for the teleconference or webcast.

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO – July 14, 2004 — The Progressive Corporation today reported the following results for June 2004:

	Month			Quarter
($ in millions, except
per share amounts)	2004	2003	Change	2004	2003	Change
Net premiums written	$991.5	$920.9	8%	$3,361.6	$3,022.8	11%
Net premiums earned	1,005.4	875.3	15%	3,234.0	2,774.9	17%
Net income	120.2	85.7	40%	386.3	286.3	35%
Per share	.55	.39	41%	1.76	1.29	36%
Combined ratio	86.0	89.8	3.8 pts.	85.4	88.8	3.4 pts.

See the “Income Statement” for further month and year-to-date information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the Company’s run-off businesses. See “Supplemental Information” for the month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
June 2004
(millions – except per share amounts)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Direct premiums written	$1,019.3	Due to the Company’s use of a fiscal calendar, premiums written were unfavorably affected in June 2004, as compared to June 2003, since the Memorial Day holiday was reflected in fiscal June 2004 results but was included in fiscal May results for 2003.

Net premiums written	$991.5

Revenues:
Net premiums earned	$1,005.4
Investment income	46.2	Includes $2.4 million from infrequent and unscheduled income earned on the Company’s limited and discontinued alternative investment portfolio.
Net realized losses on securities	(3.1)
Service revenues	3.6

Total revenues	1,052.1

Expenses:
Losses and loss adjustment expenses	660.2
Policy acquisition costs	108.3
Other underwriting expenses	96.1
Investment expenses	1.1
Service expenses	2.1
Interest expense	6.7

Total expenses	874.5

Income before income taxes	177.6
Provision for income taxes	57.4

Net income	$120.2

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	216.2

Per share	$.56

Diluted:
Average shares outstanding	216.2
Net effect of dilutive stock-based compensation	3.5

Total equivalent shares	219.7

Per share	$.55

[1]	See the Monthly Commentary at the end of this release for additional discussion. Also see the Company’s 2003 Annual Report at progressive.com/annualreport for a complete description of its reporting and accounting policies.

The following table sets forth the total return on investments for the month:

Fully taxable equivalent total return:
Fixed income securities	.4%
Common stocks	1.8%
Total portfolio	.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
June 2004
(millions – except per share amounts)
(unaudited)

	Year-to-Date
	2004	2003	% Change
Direct premiums written	$6,808.6	$6,040.9	13

Net premiums written	$6,638.9	$5,902.1	12

Revenues:
Net premiums earned	$6,327.5	$5,373.2	18
Investment income	239.6	228.5	5
Net realized gains on securities	56.1	20.0	181
Service revenues	24.5	19.3	27

Total revenues	6,647.7	5,641.0	18

Expenses:
Losses and loss adjustment expenses	4,052.8	3,653.8	11
Policy acquisition costs	682.3	594.3	15
Other underwriting expenses	600.4	468.7	28
Investment expenses	6.2	5.6	11
Service expenses	12.1	12.7	(5)

Interest expense	40.2	47.8	(16)

Total expenses	5,394.0	4,782.9	13

Income before income taxes	1,253.7	858.1	46
Provision for income taxes	407.4	280.3	45

Net income	$846.3	$577.8	46

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	216.4	217.8	(1)

Per share	$3.91	$2.65	47

Diluted:
Average shares outstanding	216.4	217.8	(1)
Net effect of dilutive stock-based compensation	3.5	3.7	(5)

Total equivalent shares	219.9	221.5	(1)

Per share	$3.85	$2.61	48

The following table sets forth the total return on investments for the year-to-date period:

	2004	2003
Fully taxable equivalent total return:
Fixed income securities	.8%	4.1%
Common stocks	3.2%	11.6%
Total portfolio	1.2%	5.2%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
June 2004
($ in millions)
(unaudited)

Current Month

	Personal Lines			Commercial	Other	Companywide
	Agency	Direct	Total	Auto Business	Businesses[1]	Total
Net Premiums Written	$594.5	$273.8	$868.3	$121.0	$2.2	$991.5
% Growth in NPW	6%	13%	8%	6%	(56)%	8%
Net Premiums Earned	$603.2	$283.0	$886.2	$116.5	$2.7	$1,005.4
% Growth in NPE	12%	19%	14%	22%	(50)%	15%
GAAP Ratios
Loss/LAE Ratio	66.4	65.8	66.3	60.8	99.1	65.7
Expense Ratio	20.0	20.7	20.2	19.9	69.4	20.3

Combined Ratio	86.4	86.5	86.5	80.7	168.5	86.0

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$3.4
Current accident year						(1.5)

Calendar year actuarial adjustment	$.6	$.4	$1.0	$1.0	$(.1)	$1.9

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$3.4
All other development						14.1

Total development						$17.5

Calendar year loss/LAE Ratio						65.7

Accident year loss/LAE Ratio						67.4

Statutory Ratios
Loss/LAE Ratio						65.8
Expense Ratio						19.7

Combined Ratio						85.5

[1]	Ratios reflect the commutation of a reinsurance contract during the quarter, as well as the strengthening of the reserve position in the Company’s run-off businesses.

[2]	Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

June 2004
($ in millions)
(unaudited)

Year-to-Date

	Personal Lines			Commercial	Other	Companywide
	Agency	Direct	Total	Auto Business	Businesses	Total
Net Premiums Written	$3,964.6	$1,866.2	$5,830.8	$795.9	$12.2	$6,638.9
% Growth in NPW	11%	17%	13%	16%	(67)%	12%
Net Premiums Earned	$3,817.3	$1,775.5	$5,592.8	$717.2	$17.5	$6,327.5
% Growth in NPE	15%	21%	17%	26%	(52)%	18%
GAAP Ratios
Loss/LAE Ratio	65.0	64.1	64.7	58.8	70.0	64.0
Expense Ratio	20.1	20.9	20.4	19.1	40.4	20.3

Combined Ratio	85.1	85.0	85.1	77.9	110.4	84.3

Actuarial Adjustments[1]
Reserve Decrease/(Increase)
Prior accident years						$25.7
Current accident year						(8.4)

Calendar year actuarial adjustment	$9.5	$4.9	$14.4	$3.8	$(.9)	$17.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$25.7
All other development						(11.5)

Total development						$14.2

Calendar year loss/LAE Ratio						64.0

Accident year loss/LAE Ratio						64.2

Statutory Ratios
Loss/LAE Ratio						64.2
Expense Ratio						19.5

Combined Ratio						83.7

Statutory Surplus						$5,351.6

	June	June
Policies in Force	2004	2003	Change
(in thousands)
Agency – Auto	4,187	3,797	10%
Direct – Auto	1,996	1,732	15%
Other Personal Lines[2]	2,252	1,884	20%

Total Personal Lines	8,435	7,413	14%

Commercial Auto Business	404	336	20%

[1]	Represents adjustments solely based on the Company’s corporate actuarial review.

[2]	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions – except per share amounts)
(unaudited)

June
2004
CONDENSED GAAP BALANCE SHEET:[1]
Investments —
Available-for-sale:
Fixed maturities, at market (amortized cost: $9,651.3)	$9,679.4
Equity securities, at market:
Preferred stocks (cost: $846.6)	846.7
Common equities (cost: $1,601.8)	2,026.8
Short-term investments, at amortized cost (market: $1,114.8)	1,114.8

Total investments[2]	13,667.7
Net premiums receivable	2,322.6
Deferred acquisition costs	449.8
Other assets	1,276.6

Total assets	$17,716.7

Unearned premiums	$4,220.7
Loss and loss adjustment expense reserves	4,925.0
Other liabilities[2]	1,559.8
Debt	1,290.0
Shareholders’ equity	5,721.2

Total liabilities and shareholders’ equity	$17,716.7

Common Shares outstanding	217.3
Shares repurchased – June	.2
Average cost per share	$85.92
Book value per share	$26.33
Return on average shareholders’ equity	29.0%
Net unrealized pre-tax gains on investments	$453.2
Debt to total capital ratio	18.4%

[1]	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $245.0 million.

[2]	Amounts include net unsettled security acquisitions of $107.1 million.

Monthly Commentary

•	As previously mentioned, the 8% net premiums written growth rate was unfavorably affected by the timing of the Memorial Day holiday in 2004, as compared to 2003. If in 2004 the holiday had fallen in fiscal May as it did in 2003, the growth rate for June would likely have been in the range of 11%-13%.

•	Industry auto rates for 2004 are expected to increase an average of 3.5%, the lowest increase in the past four years (as reported by the Insurance Information Institute), contributing to the slowing written premium growth.

•	The Company continued to experience strong profitability. Only three markets in which the Company writes Personal Lines business were unprofitable for the month; for the quarter and year-to-date periods, all Personal Lines markets were profitable.

•	Policies in force growth remained strong supported by strong renewals. In Personal Lines, 12 markets have year-to-date net premiums written growth of 20% or greater; these markets represent 22% of the total Personal Lines premiums. Fourteen states (38% of total Personal Lines) grew less than 10%.

•	In general, the Company saw retention levels flatten for the month in most of the Agency and Direct auto tiers.

•	The pretax recurring investment book yield of the portfolio was 4.3% for the month and 3.9% year-to-date, including the income from the alternative investment portfolio discussed on page 2 of $2.4 million for June and $5.1 million year-to-date.

•	At June month-end, the net unrealized gains in the investment portfolio were $453.2 million, a decrease of $190.2 million from year-end 2003. In the fixed-income portfolio, the duration was 3.0 years and the weighted average credit quality remained AA.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies and insurance brokers. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.